EX-99.77J REVALUATN

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended February 28, 2014, the Appleton Group Plus Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $3
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(3)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Snow Capital Opportunity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(1,907)
Accumulated Net Realized Gain/(Loss)   $1,907
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Bright Rock Mid Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $162,290
Accumulated Net Realized Gain/(Loss)   $(127,638)
Paid-in Capital      $(34,652)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Bright Rock Quality Large Cap Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(101)
Accumulated Net Realized Gain/(Loss)   $101
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Snow Capital Small Cap Value Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $695,905
Accumulated Net Realized Gain/(Loss)   $(695,905)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the AllianceBerstein/TWM Global Equity & Covered Call Strategy Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(243,443)
Accumulated Net Realized Gain/(Loss)   $243,443
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Collins Alternative Solutions Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $607,586
Accumulated Net Realized Gain/(Loss)   $(607,585)
Paid-in Capital      $(1)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Dearborn Partners Rising Dividend Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(64,692)
Accumulated Net Realized Gain/(Loss)   $64,692
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended February 28, 2014, the Aurora Horizons Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,776,059
Accumulated Net Realized Gain/(Loss)   $(552,776)
Paid-in Capital      $(1,223,283)

The reclassifications have no effect on net assets or net asset value per share.